Exhibit 10.15

Note: The fees, payment terms, and other business terms in the agreement and exhibits have been excluded because these terms are both not material and would likely cause competitive harm to IDW Media Holdings Inc. if publicly disclosed.

IDEA AND DESIGN WORKS, LLC

2765 Truxtun Road

San Diego, CA 92106

Diamond Comic Distributors, Inc.	March 1, 2016
10150 York Road
Hunt Valley, Maryland 21030

Re: Supply Agreement entered into as of September 30, 2013 (the “Agreement”) by and between Diamond Comic Distributors, Inc. (“Buyer”) and Idea and Design Works, LLC d/b/a IDW Publishing (“Seller”)

Ladies and Gentlemen:

Reference is made to Section 15 of the above-referenced Agreement, which provides that the Agreement may not be modified except by an instrument in writing signed by both Buyer and Seller. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Agreement. For good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, Buyer and Seller hereby agree to amend the Agreement as follows:

1. The Term of the Agreement as defined in Section 2 is hereby extended for an additional Contract Year corresponding to the dates October 1, 2016 through September 30, 2017.

2. Seller has the option, exercisable by written notice to Buyer, to discontinue Buyer’s appointment as a distributor of any Products in the Book Market and Mass Market effective as of April 1, 2017.

3. The definition of “Net Products” in Section 6(a) is hereby deleted in its entirety and the following substituted in lieu thereof:

[redacted]

4. Section 7(c) is hereby deleted in its entirety and the following substituted in lieu thereof:

[redacted]

5. The first sentence of Section 1(b) of Exhibit A to the Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

[redacted]

6. The following sentence is added to the end of Section 9 of Exhibit A to the Agreement:

[redacted]

7. Seller’s address as set forth in Section 11 is hereby deleted and the following substituted in lieu thereof:

IDEA AND DESIGN WORKS, LLC

2765 Truxtun Road

San Diego, CA 92106

Attention: Ted Adams

Fax: (858) 270-1308

Except as otherwise amended above, the Agreement remains in full force and effect.

This Amendment may be executed in one or more identical counterparts, and delivered via facsimile or e-mail (PDF format) transmission, each of which will be deemed to be an original and, which taken together, shall be deemed to constitute one and the same Amendment.

Very truly yours,

Idea and Design Works, LLC

By:	/s/ Greg Goldstein

Name:	Greg Goldstein

Title:	President and COO

Agreed to and accepted as of the

date first written above:

Diamond Comic Distributors, Inc.

By:	/s/ Larry Swanson

Name:	Larry R. Swanson

Title:	Treasurer